Exhibit 10.3.42
MODIFICATION OF SALARY ARRANGEMENT BETWEEN THE COMPANY AND GREGORY T. NOVAK
On August 21, 2006, the Compensation Committee of the Board of Directors reviewed the compensation of Gregory T. Novak, President and Chief Executive Officer of the Company, and recommended that the independent directors approve an increase in Mr. Novak’s base salary from $475,000 to $500,000. Such increase was approved by the independent directors on September 7, 2006. Mr. Novak's salary arrangement is part of arrangements related to his Amended and Restated Employment Agreement dated as of September 28, 2005(filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed October 3, 2005 and incorporated herein by reference).